                                                                     EXHIBIT 4.3

                                 AMENDMENT NO. 1



         This is Amendment No. 1 to a Revolving Credit Agreement between Strattec Security Corporation ("Company") and M&I Marshall & Ilsley Bank ("Bank") dated as of February 27, 1995, and subsequently amended, (the "Agreement").

         The Agreement is amended as follows:

         1. Section 1. Definitions and Terms. The "Termination Date" definition is amended in its entirety to read as follows:

                  "Termination Date" shall mean October 31, 1999, or such earlier date on which the Obligations shall terminate as provided in Section 7.2.

         2. Section 6.9. Tangible Net Worth. Subsection (iv) is added to this Section as follows:
                  (iv) Minus any treasury stock.

         3. Exhibit B - Revolving Credit Note. Exhibit B to the Agreement is amended in its entirety to provide as set forth in Exhibit B attached to this Amendment. Any reference to Exhibit B throughout the Agreement shall mean Exhibit B attached hereto.


         These are the only changes in the Agreement and all other terms and conditions are hereby ratified and confirmed.


Dated:  as of March 28, 1997.

M&I Marshall & Ilsley Bank   (SEAL)        Strattec Security Corporation  (SEAL)



By:_____________________________           By:___________________________

Title:__________________________           Title:________________________


By:_____________________________           By:___________________________

Title:__________________________           Title:________________________

                                 AMENDMENT NO. 2



         This is Amendment No. 2 to a Revolving Credit Agreement between STRATTEC SECURITY CORPORATION ("Company") and M&I Marshall & Ilsley Bank ("Bank") dated as of February 27, 1995, and subsequently amended, (the "Agreement").

         The Agreement is amended as follows:

         1. Section 1. Definitions and Terms. The "Termination Date" definition is amended in its entirety to read as follows:

                  "Termination Date" shall mean October 31, 2000, or such earlier date on which the Obligations shall terminate as provided in Section 7.2.

         2. Exhibit B - Revolving Credit Note. Exhibit B to the Agreement is amended in its entirety to provide as set forth in Exhibit B attached to this Amendment. Any reference to Exhibit B throughout the Agreement shall mean Exhibit B attached hereto.


         These are the only changes in the Agreement and all other terms and conditions are hereby ratified and confirmed.


Dated:  as of November 25, 1997.

M&I Marshall & Ilsley Bank (SEAL)           Strattec Security Corporation (SEAL)


By:_____________________________            By:_____________________________

Title:__________________________            Title:__________________________


By:_____________________________            By:_____________________________

Title:__________________________            Title:__________________________

                                 AMENDMENT NO. 3



         This is Amendment No. 3 to a Revolving Credit Agreement between Strattec Security Corporation ("Company") and M&I Marshall & Ilsley Bank ("Bank") dated as of February 27, 1995, and subsequently amended, (the "Agreement").

         The Agreement is amended as follows:

         1. Section 1. Definitions and Terms. The "Termination Date" definition is amended in its entirety to read as follows:

            "Termination Date" shall mean the date the Revolving Credit Note is due by maturity, or such earlier date on which the Obligations shall terminate as provided in Section 7.2.

         2. Exhibit B - Revolving Credit Note. Exhibit B to the Agreement is amended in its entirety to provide as set forth in Exhibit B attached to this Amendment and any renewals, modifications or extensions thereof. Any reference to Exhibit B throughout the Agreement shall mean Exhibit B attached hereto.


         These are the only additional changes in the Agreement and all other terms and conditions are hereby ratified and confirmed.


Dated:  as of November 23, 1998.

M&I Marshall & Ilsley Bank (SEAL)           Strattec Security Corporation (SEAL)



By:_____________________________            By:_____________________________

Title:__________________________            Title:__________________________


By:_____________________________            By:_____________________________

Title:__________________________            Title:__________________________

                                 AMENDMENT NO. 4



         This is Amendment No. 4 to a Revolving Credit Agreement between Strattec Security Corporation ("Company") and M&I Marshall & Ilsley Bank ("Bank") dated as of February 27, 1995, and subsequently amended, (the "Agreement").

         The Agreement is amended as follows:

         1. This section is amended and restated in its entirety to read as follows:


                                    RECITALS


                  The Company has requested that the Bank extend to it a credit not to exceed $20,000,000.00 evidenced by a Revolving Credit Note dated June 15, 2001; and $30,000,000.00 evidenced by a Revolving Credit Note dated June 15, 2001, and any renewals, extensions or modifications thereof. The Bank has agreed to extend credit to the Company upon all of the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         2. SECTION 1 DEFINITIONS AND TERMS. The "Revolving Loan Commitment" definition is amended and restated in its entirety to read as follows:

         "Revolving Loan Commitment" shall mean an aggregate principal amount not to exceed $50,000,000.00, or such lesser amount to which the Revolving Loan Commitment is reduced under Section 2.1(j).


         3. SECTION 5 AFFIRMATIVE COVENANTS. Subsection 5.9(f) is hereby added to the Agreement as follows:


         (f) Pay the Bank a 1/8 percent fee for any unused portion of a Revolving Credit Note dated June 15, 2001 in the amount of $20,000,000.00 commencing on June 15, 2001, until such maturity of said Note.

         4. SECTION 6 NEGATIVE COVENANTS. Subsection 6.10 is amended and restated in its entirety to read as follows:

         6.10 INDEBTEDNESS TO TANGIBLE NET WORTH. Permit the ratio of Indebtedness to Tangible Net Worth to exceed 2.00 to 1 at any time.

         These are the only additional changes in the Agreement and all other terms and conditions are hereby ratified and confirmed.


Dated:  as of June 15, 2001.


M&I Marshall & Ilsley Bank (SEAL)           Strattec Security Corporation (SEAL)



By:_____________________________            By:_____________________________

Title:__________________________            Title:__________________________


By:_____________________________            By:_____________________________

Title:__________________________            Title:__________________________

                              REVOLVING CREDIT NOTE


$30,000,000.00                                              MILWAUKEE, WISCONSIN

REVOLVING LOANS
DUE:  OCTOBER 31, 2001                                      JUNE 15, 2001

         FOR VALUE RECEIVED, STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the "Borrower"), promises to pay to the order of M&I MARSHALL & ILSLEY BANK, a Wisconsin banking association (the "Bank") at M&I Marshall & Ilsley Bank, Loan Services Department, 401 N. Executive Drive, Brookfield, WI 53005, or at such other place as the holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Thirty Million and 00/100ths Dollars ($30,000,000.00), or so much thereof as has been advanced and remains outstanding pursuant to Section
2.1 of the Revolving Credit Agreement by and between the Borrower and the Bank dated as of the date hereof (the "Loan Agreement"), together with accrued interest and all other costs, charges and fees due thereunder.

         The undersigned further promises to pay interest on the unpaid principal amount of each Revolving Loan (as such term is defined in the Loan Agreement) as is outstanding under the Loan Agreement, payable at such rates and at such times, as provided in the Loan Agreement. Subject to the provisions of the Loan Agreement with respect to acceleration, prepayment or loan limitations, all unpaid principal with respect to each Revolving Loan, together with accrued interest and all other costs, charges and fees, shall be due and payable in full on the Termination Date for this Note.

         This Note evidences indebtedness incurred under, and is entitled to the benefits of, the Loan Agreement, together with all future amendments, modifications, waivers, supplements and replacements thereof, to which Loan Agreement reference is made for a statement of the terms and provisions under which this Note may be paid prior to its due date or its due date accelerated. This Note is pursuant to a Revolving Credit Agreement and reference is made thereto for a statement of terms and provisions thereof.

         The Borrower hereby agrees to pay all costs of collection including reasonable attorneys' fees and legal expenses in the event this Note is not paid when due.

         This Note is issued in and shall be governed by the laws of the State of Wisconsin.

         No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

         All makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and to the release of or failure by the Bank to exercise any rights against any party liable for or any property securing payment thereof.

                             STRATTEC SECURITY CORPORATION


                             By:___________________________________
                             Title:________________________________

                             JPM/cm
                             Acct#1440055 Note#10001

                              REVOLVING CREDIT NOTE

$20,000,000.00                                              MILWAUKEE, WISCONSIN

REVOLVING LOANS
DUE: OCTOBER 31, 2003                                              JUNE 15, 2001

         FOR VALUE RECEIVED, STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the "Borrower"), promises to pay to the order of M&I MARSHALL & ILSLEY BANK, a Wisconsin banking association (the "Bank") at M&I Marshall & Ilsley Bank, Loan Services Department, 401 N. Executive Drive, Brookfield, WI 53005, or at such other place as the holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Twenty Million and 00/100ths Dollars ($20,000,000.00), or so much thereof as has been advanced and remains outstanding pursuant to Section
2.1 of the Revolving Credit Agreement by and between the Borrower and the Bank dated as of the date hereof (the "Loan Agreement"), together with accrued interest and all other costs, charges and fees due thereunder.

         The undersigned further promises to pay interest on the unpaid principal amount of each Revolving Loan (as such term is defined in the Loan Agreement) as is outstanding under the Loan Agreement, payable at such rates and at such times, as provided in the Loan Agreement. A 1/8 percent fee for any unused portion of said Note will be charged commencing June 15, 2001 until maturity. Subject to the provisions of the Loan Agreement with respect to acceleration, prepayment or loan limitations, all unpaid principal with respect to each Revolving Loan, together with accrued interest and all other costs, charges and fees, shall be due and payable in full on the Termination Date for this Note.

         This Note evidences indebtedness incurred under, and is entitled to the benefits of, the Loan Agreement, together with all future amendments, modifications, waivers, supplements and replacements thereof, to which Loan Agreement reference is made for a statement of the terms and provisions under which this Note may be paid prior to its due date or its due date accelerated. This Note is pursuant to a Revolving Credit Agreement and reference is made thereto for a statement of terms and provisions thereof.

         The Borrower hereby agrees to pay all costs of collection including reasonable attorneys' fees and legal expenses in the event this Note is not paid when due.

         This Note is issued in and shall be governed by the laws of the State of Wisconsin.

         No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

         All makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and to the release of or failure by the Bank to exercise any rights against any party liable for or any property securing payment thereof.

                          STRATTEC SECURITY CORPORATION


                          By:___________________________________
                          Title:________________________________

                          JPM/cm
                          Acct#1440055 Note#10000